Exhibit 5.1

Simpson Thacher & Bartlett llp
425 lexington avenue new york, ny 10017-3954
telephone: +1-212-455-2000 facsimile: +1-212-455-2502
Direct Dial Number	E-mail Address

July 2, 2020

SeaWorld Entertainment, Inc.

6240 Sea Harbor Drive

Orlando, Florida 32821

Ladies and Gentlemen:

We have acted as counsel to SeaWorld Entertainment, Inc., a Delaware corporation (the “Company”), and the guarantors listed in Schedule I (the “Schedule I Guarantors”) and Schedule II (the “Schedule II Guarantors” and, together with the Schedule I Guarantors, the “Guarantors”) to this opinion letter in connection with the Registration Statement on Form S‑3 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to (i) shares of common stock of the Company, $0.01 par value per share (the “Common Stock”); (ii) shares of preferred stock of the Company, $0.01 par value per share (the “Preferred Stock”); (iii) debt securities (the “Debt Securities”) to be issued by the Company; (iv) guarantees of the Guarantors to be issued in connection with the Debt  Securities (the “Guarantees”); (v) depositary shares (the “Depositary Shares”) representing fractional interests in shares of Preferred Stock, which will be evidenced by depositary receipts (the “Depositary Receipts”); (vi)  warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or any combination thereof (the “Warrants”); (vii) contracts for the purchase and sale of Common Stock, Preferred Stock or Depositary Shares (the “Stock Purchase Contracts”); (viii)  units consisting of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including United States Treasury securities (the “Stock Purchase Units”); and (ix) subscription rights evidencing the right to purchase Common Stock, Preferred Stock, Depositary Shares or Warrants (the “Subscription Rights”).  The Common Stock, the Preferred Stock, the Debt Securities, the Guarantees, the Depositary Shares and related Depositary Receipts, the Warrants, the Stock Purchase Contracts, the Stock Purchase Units and the Subscription Rights are hereinafter referred to collectively as the “Securities.”  The Securities to be offered and sold by the Company may be issued and sold or delivered from time to time for an aggregate initial offering price not to exceed $500,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

The Debt Securities and any Guarantees thereof will be issued under an Indenture (the “Indenture”) among the Company, the Guarantors and a trustee to be named therein (the “Trustee”).

The Depositary Shares and related Depositary Receipts will be issued pursuant to one or more Deposit Agreements (each, a “Deposit Agreement”) between the Company and a depositary to be named therein (a “Depositary”).

The Warrants will be issued pursuant to one or more Warrant Agreements (each, a “Warrant Agreement”) between the Company and a warrant agent to be named therein.

The Stock Purchase Contracts will be issued pursuant to one or more Stock Purchase Contract Agreements (each, a “Stock Purchase Contract Agreement”) between the Company and a stock purchase contract agent to be named therein.

The Stock Purchase Units will be issued pursuant to one or more Unit Agreements (each, a “Unit Agreement”) between the Company and a unit agent to be named therein (a “Unit Agent”).

The Subscription Rights will be issued pursuant to one or more Subscription Rights Agreements (each, a “Subscription Rights Agreement”) between the Company and a subscription agent to be named therein.

The Indenture, the Deposit Agreements, the Warrant Agreements, the Stock Purchase Contract Agreements, the Unit Agreements and the Subscription Rights Agreements are hereinafter referred to collectively as the “Securities Agreements.”

We have examined the Registration Statement and the form of the Indenture, which is an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.  We also have assumed that, at the time of execution, authentication, issuance and delivery of any of the Securities, the applicable Securities Agreement will be the valid and legally binding obligation of each party thereto other than the Company and any Guarantor.  We also have assumed that, with respect to the issuance of any shares of Common Stock or Preferred Stock, the amount of valid consideration paid in respect of such shares will equal or exceed the par value of such shares.

In rendering the opinions set forth below, we have assumed further that, at the time of execution, authentication, issuance and delivery, as applicable, of each of the applicable Securities Agreements and Securities, (1) the Company and each Guarantor will be validly existing and in good standing (or, with respect to each Guarantor organized under the law of the State of Texas, will be listed as “active” on the franchise tax records of the Comptroller of Public Accounts of the State of Texas) under the law of the jurisdiction in which it is organized and such Securities Agreement will have been duly authorized, executed and delivered by the Company and each Guarantor in accordance with its organizational documents and the law of the jurisdiction in which it is organized, (2) the execution, delivery, issuance and performance, as applicable, by the Company and each Guarantor of such Securities Agreement and such Securities will not constitute a breach or violation of its organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act or the Texas Limited Liability Company Law, assuming there shall not have been any change in such laws affecting the validity or enforceability of such Securities Agreement and such Securities) and (3) the execution, delivery, issuance and performance, as applicable, by the Company and each Guarantor of such Securities Agreement and such Securities (a) will not constitute a breach or default under any agreement or instrument which is binding upon the Company or any such Guarantor and (b) will comply with all applicable regulatory requirements.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.With respect to the Common Stock, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of the Common Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement, the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and Third Amended and Restated Bylaws of the Company (the “Bylaws”) and the Delaware General Corporation Law, the Common Stock will be validly issued, fully paid and nonassessable.

2.With respect to the Preferred Stock, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) due filing of the applicable definitive Certificate of Designations with respect to such Preferred Stock and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement, the Certificate of Incorporation and Bylaws and the Delaware General Corporation Law, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company or duly authorized officers of the Company (such Board of Directors or authorized officers being referred to herein as the “Company Authorizing Party”) to authorize and approve the issuance and terms of any Debt Securities and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.With respect to the Guarantees, assuming (a) the taking of all necessary corporate action by the Board of Directors of each Guarantor or duly authorized officers of such Guarantor (each such Board of Directors or authorized officers being referred to herein as the “Guarantor Authorizing Party”) to authorize and approve the issuance and terms of any Guarantees and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on such Guarantor, (b) the due execution, authentication, issuance and delivery of the Debt Securities underlying such Guarantees, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Guarantor Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable Indenture and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

5.With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action by the board of directors or a duly authorized committee thereof (each, the “Board of Directors”) of the Company to authorize and approve the issuance and delivery to the Depositary of the Preferred Stock represented by the Depositary Shares, the issuance and terms of the Depositary Shares and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, issuance and delivery of Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the applicable definitive Deposit Agreement, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and such Deposit Agreement, the Depositary Shares will represent legal and valid interests in such Preferred Stock and the Depositary Receipts will constitute valid evidence of such interests in such Preferred Stock.

6.With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and terms of any Warrants and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and the applicable definitive Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

7.With respect to the Stock Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and terms of any Stock Purchase Contracts and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, issuance and delivery of such Stock Purchase Contracts, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement and the applicable definitive Stock Purchase Contract Agreement, such Stock Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

8.With respect to the Stock Purchase Units, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and delivery to the Unit Agent of the Securities that are the components of any Stock Purchase Units, the issuance and terms of such Stock Purchase Units and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, authentication, issuance and delivery, as applicable, of such Stock Purchase Units and the Securities that are the components of such Stock Purchase Units, in each case upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of such agreement, the applicable definitive Securities Agreements, the Certificate of Incorporation, the Bylaws and the Delaware General Corporation Law, such Stock Purchase Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

9.With respect to the Subscription Rights, assuming (a) the taking of all necessary corporate action by the Board of Directors of the Company to authorize and approve the issuance and terms of the Subscription Rights and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, issuance and delivery of such Subscription Rights, upon payment therefor in accordance with the provisions of the applicable definitive Subscription Rights Agreement, the Certificate of Incorporation, the Bylaws and the Delaware General Corporation Law, such Subscription Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 3 through 9 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. In addition, we express no opinion as to the validity, legally binding effect or enforceability of (A) the waiver of rights and defenses contained in Section 11.15 of the Indenture or (B) Section 11.13 of the of the Indenture relating to severability of provisions of the Indenture.

In connection with the provisions of Indenture whereby the parties submit to the jurisdiction of any U.S. federal or state court located in the borough of Manhattan, in the city of New York, we note the limitations of 28 U.S.C. Sections 1331 and 1332 on subject matter jurisdiction of the federal courts. In connection with the provisions of Indenture that relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under N.Y.C.P.L.R. Section 510 a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. Section 1404(a) a United States District Court has discretion to transfer an action from one U.S. federal court to another.

In rendering the opinions set forth in paragraph 3, 4 and 8 above, we have assumed that under the law of any jurisdiction in whose currency (or whose currency is a component currency of a composite currency in which) any Debt Securities are denominated or payable, if other than in U.S. dollars, (A) no consent, approval, authorization qualification or order of, or filing or registration with, any governmental agency or body or court of such jurisdiction is required for the issuance or sale of the Securities by the Company or the Guarantors and (B) the issuance or sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms or provisions of any statute, rule, regulation or order of any governmental agency or body or any court of such jurisdiction.

We note that (i) a New York State statute provides that, with respect to a foreign currency obligation, a New York State court shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (ii) with respect to a foreign currency obligation, a U.S. federal court sitting in New York State may award a judgment based in whole or in part in U.S. dollars, provided that we express no opinion as to the rate of exchange that such court would apply.

We do not express any opinion herein concerning any law other than the law of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Texas Limited Liability Company Law. We expressly disclaim coverage of any other Delaware and Texas law, except judicial decisions interpreting the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Texas Limited Liability Company Law. We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

SCHEDULE I

Schedule I Guarantors

Entity Name	Jurisdiction of Organization
SeaWorld Parks & Entertainment, Inc.	Delaware
Sea World LLC	Delaware
SeaWorld Parks & Entertainment LLC	Delaware
SeaWorld Parks & Entertainment International, Inc.	Delaware
Langhorne Food Services LLC	Delaware
Sea World of Texas LLC	Delaware
Sea World of Texas Holdings, LLC	Texas
Sea World of Texas Management, LLC	Texas
Sea World of Texas Beverage, LLC	Texas

SCHEDULE II

Schedule II Guarantors

Entity Name	Jurisdiction of Organization
SWBG Orlando Corporate Operations Group, LLC	Florida
SEA Holdings I, LLC	Florida
Sea World of Florida LLC	Florida